Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary Shares, par value $0.00001 per share, of Youku Tudou Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Dated:  February 13, 2015

1Verge Holdings Ltd.	By:	/s/ Victor Wing Cheung Koo
	Name:	Victor Wing Cheung Koo
	Title:	Director

1Look Holdings Ltd.	By:	/s/ Victor Wing Cheung Koo
	Name:	Victor Wing Cheung Koo
	Title:	Sole Director

Chengwei Partners, L.P.	By:	/s/ Aline Moulia
	Name:	Aline Moulia
	Title:	Authorized Signatory

Chengwei Evergreen Capital, L.P.	By:	/s/ Aline Moulia
	Name:	Aline Moulia
	Title:	Authorized Signatory

Chengwei Ventures Evergreen Advisors Fund, LLC	By:	/s/ Aline Moulia
	Name:	Aline Moulia
	Title:	Authorized Signatory

Chengwei Evergreen Management, LLC	By:	/s/ Aline Moulia
	Name:	Aline Moulia
	Title:	Authorized Signatory

Chengwei Preferred Holdings 2012, LLC	By:	/s/ Aline Moulia
	Name:	Aline Moulia
	Title:	Authorized Signatory

Chengwei GP Holdings Ltd.	By:	/s/ Aline Moulia
	Name:	Aline Moulia
	Title:	Authorized Signatory

Anfu Holdings, LLC	By:	/s/ Eric X. Li
	Name:	Eric X. Li
	Title:	Authorized Signatory

Pishon Holdings Limited	By:	/s/ Kang Pei
	Name:	Kang Pei
	Title:	Authorized Signatory

Yes Holdings Group Limited	By:	/s/ Ye Sha
	Name:	Ye Sha
	Title:	Authorized Signatory

Ping Ping	/s/ Ping Ping
Ping Ping

Victor Wing Cheung Koo	/s/ Victor Wing Cheung Koo
Victor Wing Cheung Koo

Ye Sha	/s/ Ye Sha
Ye Sha